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                                                                    EXHIBIT 23.1

CONSENT OF MCGLADREY & PULLEN, LLP


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-96424) and Form S-3 (No. 33-96422) of our report dated January 25, 1999, on the financial statements of Midwest Computer Cable, Inc., as of and for the year ended December 31, 1998, included in the Current Report on Form 8-K of AmeriLink Corporation, dated February 2, 1999.




McGladrey & Pullen, LLP

Des Moines, Iowa
April 7, 1999


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